As filed with the Securities and Exchange Commission on November 14, 1997


                          Registration Number 333-39919

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-4/A
                        Pre-Effective Amendment Number 1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PANACO, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                      1311                   43-1593374
(State or other jurisdiction of  Primary Standard Industrial  (I.R.S. Employer)
incorporation or organization)   Classification Code Number) Identification No.)

                         1050 West Blue Ridge Boulevard
                        Kansas City, Missouri 64145-1216
                                 (816) 942-6300
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)


                    H. James Maxwell, Chief Executive Officer
                                  PANACO, Inc.
                         1050 West Blue Ridge Boulevard
                        Kansas City, Missouri 64145-1216
                                 (816) 942-6300
     (Name, address, including zip code and telephone number, including area code, of agent for service)

                                   Copies to:

                            Robert T. Schendel, Esq.
                        Shughart, Thomson & Kilroy, P.C.
                             Twelve Wyandotte Plaza
                        120 West 12th Street, Suite 1600
                           Kansas City, Missouri 64105


        Approximate date of commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. Q

                         CALCULATION OF REGISTRATION FEE

------------------------------ ------------------ ---------------------- --------------------- ---------------------

                                                    Proposed Maximum       Proposed Maximum
Title of Each Class of Securities Amount to be       Offering Price            Aggregate             Amount of
to be Registered                   Registered         Per Note (1)        Offering Price (1)     Registration Fee
------------------------------ ------------------ ---------------------- --------------------- ---------------------
------------------------------ ------------------ ---------------------- --------------------- ---------------------

10 5/8% Series B Senior Notes
due 2004..................        $100,000,000           100.00%             $100,000,000           $30,303.03

------------------------------ ------------------ ---------------------- --------------------- ---------------------
------------------------------ ------------------ ---------------------- --------------------- ---------------------

Guarantees  of 10 5/8% Series B Senior  Notes due 2004 by  subsidiaries  of PANACO,
Inc.
                                       ---                 ---                    ---                   (2)
------------------------------ ------------------ ---------------------- --------------------- ---------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is payable with respect to the Guarantees.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 20. Indemnification of Directors and Officers

     The Company's  Certificate  of  Incorporation  provides that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director or officer, except for liability (i) for any breach of the director or officer's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Company and its stockholder (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director or officer for breach of fiduciary duty, except in the situations described above.

     The Company entered into indemnification agreements with its directors and executive officers as of July 15, 1997. Pursuant to the Indemnification
Agreements, the Company has agreed to hold harmless and indemnify such individuals to the fullest extent permitted by law and to advance expenses, if the director or executive officer becomes a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding by reason of any occurrence related to the fact that the person is or was a director or executive officer of the Company or a subsidiary of the Company or another entity at the Company's request, unless a reviewing party (either majority of disinterested directors, independent legal counsel, or by the stockholders) determines that the person would not be entitled to indemnification under the Agreement or applicable law. The Company has also agreed to purchase and maintain insurance for its directors and officers and has purchased a policy providing such insurance.

     Depending upon the character of the proceeding, the Company may indemnify against expenses, including attorneys' fees, judgments, amounts paid in settlement, ERISA excise taxes or penalties, finds and other expenses actually and reasonably incurred by the indemnified person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate to which director is, was or at any time becomes a party by reason of his or her service as a director or executive officer.

Item 21.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

          Exhibit
          Number    Description

     3.1 Certificate of Incorporation of the Company, filed with the Commission as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

     3.2 Amendment to Certificate of Incorporation of the Company dated November 19, 1991, filed with the Commission as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

     3.3 By-laws of the Company, filed with the Commission as an exhibit to the Registration Statement on Form S-4 on December 13, 1991, and incorporated herein by this reference.

     3.4 Amendment to Certificate of Incorporation of the Company dated September 24, 1996, filed with the Commission as an exhibit to the Amended Current Report on Form 8-K/A on November 18, 1996, and incorporated herein by this reference.

     4.1 Article Fifth of the Certificate of Incorporation of the Company in Exhibit 3.1.

     4.2 Indenture dated October 9, 1997, among the Company and UMB Bank, N.A., as Trustee.

     4.3 Registration Rights Agreement, dated as of October 9, 1997, among PANACO, Inc., and BT Alex. Brown, First Union Capital Markets Corp, A.G. Edwards & Sons Inc. and Gaines, Berland Inc.

     4.4  Form of 10  % Series B Senior Note due 2004.

                 *5.1    Opinion of Shughart Thomson & Kilroy, P.C.

     10.1 PANACO, Inc. Long-Term Incentive Plan, filed with the Commission as an exhibit on the Registration Statement on Form S-4 on December 13, 1991, and incorporated by reference.

     10.9 Purchase and Sale Agreement, dated July 12, 1995, between Zapata Exploration Company, Zapata Offshore Gathering Co., Inc., and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K on August 1, 1995, and incorporated herein by this reference.

     10.11 Assignment/East Breaks 110, effective October 1, 1994, from Zapata Exploration Company to PANACO, Inc. The Assignment/East Breaks 109 document is identical, filed as an exhibit to the Current Report on Form 8-K filed with the Commission on August 1, 1995, and incorporated herein by this reference.

     10.12 Purchase and Sale Agreement dated November 30, 1995, between Shell Western E&P, Inc. and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K on January 31, 1996, and incorporated herein by this reference.

     10.13 PANACO, Inc. Employee Stock Ownership Plan & Trust, filed with the Commission as an exhibit on Form S-1 on December 19, 1996, and incorporated herein by this reference.

     10.14 Purchase and Sale Agreement, dated August 26, 1996, between Amoco Production Company and PANACO, Inc., filed with the Commission as an exhibit to the Current Report on Form 8-K, on October 28, 1996, and incorporated herein by this reference.

     10.17 Purchase and Sale Agreement, dated November 11, 1996 between National Energy Group, Inc. and PANACO, Inc., filed with the Commission as Exhibit 10.14 to the Current Report on Form 8-K on January 29, 1997, and incorporated herein by this reference.

     10.18 Restated Merger Agreement dated July 30, 1997 between PANACO, Inc., The Union Companies, inc., Leonard C. Tallerine, Jr. and Mark C. Licata, filed with the Commission as an exhibit to the Current Report on Form 8-K on August 15, 1997, and incorporated herein by this reference.

     10.19 Form of Executive Officer and Director Indemnification Agreement, filed with the Commission as an exhibit to the Company's Form 10-Q on August 15, 1997, and incorporated herein by this reference.

     10.20 Form of Warrant to Purchase Shares of Common Stock of PANACO, Inc. issued by the Company on October 9, 1997 to Offense Group Associates, L.P.,
Kayne, Anderson Non-Traditional Investments, L.P., ARBCO Associates, L.P., Opportunity Associates, L.P., Kayne, Anderson Offshore Limited, Foremost Insurance Company, TOPA Insurance Company, and EOS Partners, L.P., with respect to an aggregate of 2,060,606 shares.

     10.21 Amended and Restated Credit Agreement, dated October 9, 1997, among First Union National Bank of North Carolina, as agent, and the lenders signatory thereto, and PANACO, Inc.

     21.1 List of subsidiaries of PANACO Inc.

    *23.1   Consent of Shughart Thomson & Kilroy, P.C.(included in its opinion filed as Exhibit 5.1 hereto).

     23.2 Consent of Ryder Scott Company.

     23.3 Consent of W.D. Von Gonten & Co., Petroleum Engineers

     23.4 Consent of McCune Engineering, P.E.

     23.5 Consent of Arthur Andersen, LLP

     23.6 Consent of Ernst & Young LLP

     24.1 Powers of Attorney (included in the signature pages to the Registration Statement).

     25.1 Statement of Eligibility of UMB Bank, N.A., as Trustee, on Form
T-1.

     99.1 Form of Letter of Transmittal
-------------
  * Filed with this amendment.

     (b)  Financial Statement Schedules.

Item 22.  Undertakings

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
 In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amended all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                            PANACO, INC.


                                             By:
                                             H. James Maxwell
                                             Chief Executive Officer
                                             Chairman of the Board



      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signatures                           Title                      Date


/s/ H. James Maxwell               Chief Executive Officer,   November 14, 1997
H. James Maxwell                   Chairman of the Board, and
                                   Director



/s/ Todd Bart                      Chief Financial Officer,   November 14, 1997
Todd Bart                          Treasurer, and Director



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Larry M. Wright


/s/ H. James Maxwell, as attorney          Director           November 14,1997
Leonard C. Tallerine, Jr



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Mark C. Licata

     Signatures                               Title                Date


/s/ H. James Maxwell, as attorney          Director           November 14,1997
A. Theodore Stautberg, Jr.



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Donald W. Chesser



/s/ H. James Maxwell, as attorney          Director           November 14,1997
James B. Kreamer



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Mark C. Barrett



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Michael Springs



/s/ H. James Maxwell, as attorney          Director           November 14,1997
Harold First

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Acquisition Corp. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                      GOLDKING ACQUISITION CORP.


                                                   By:
                                                       H. James Maxwell
                                                       President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                                Title                Date

/s/ H. James Maxwell, as attorney      Chairman of the Board   November 14, 1997
Leonard C. Tallerine, Jr.              Chief Executive Officer
                                       Director

/s/ H. James Maxwell, as attorney      Director                November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney      Director                November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                       Chief Financial Officer November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Companies, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                        GOLDKING COMPANIES, INC.


                                                        By:
                                                            H. James Maxwell
                                                            President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                             Title                   Date

/s/ H. James Maxwell, as attorney    Chairman of the Board     November 14, 1997
Leonard C. Tallerine, Jr.            Chief Executive Officer
                                     Director

/s/ H. James Maxwell, as attorney    Director                  November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney    Director                  November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                     Chief Financial Officer   November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Oil & Gas Corp. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                        GOLDKING OIL & GAS CORP.


                                                         By:
                                                            H. James Maxwell
                                                            President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                            Title                    Date

/s/ H. James Maxwell, as attorney  Chairman of the Board      November 14, 1997
Leonard C. Tallerine, Jr.          Chief Executive Officer
                                   Director

/s/ H. James Maxwell, as attorney  Director                   November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney  Director                   November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                   Chief Financial Officer    November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Trinity Bay Corp. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                      GOLDKING TRINITY BAY CORP.


                                                       By:
                                                            H. James Maxwell
                                                            President


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                            Title                     Date

/s/ H. James Maxwell, as attorney     Chairman of the Board    November 14, 1997
Leonard C. Tallerine, Jr.             Chief Executive Officer
                                      Director

/s/ H. James Maxwell, as attorney     Director                 November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney     Director                 November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                      Chief Financial Officer  November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Goldking Production Company has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                                     GOLDKING PRODUCTION COMPANY


                                                       By:
                                                            H. James Maxwell
                                                            President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                             Title                       Date

/s/ H. James Maxwell, as attorney  Chairman of the Board       November 14, 1997
Leonard C. Tallerine, Jr.          Chief Executive Officer
                                   Director

/s/ H. James Maxwell, as attorney  Director                    November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney  Director                    November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                   Chief Financial Officer     November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Hill Transportation Company, Inc. has duly caused this Amendment
No. 1 to the Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                               HILL TRANSPORTATION COMPANY, INC.


                                                       By:
                                                           H. James Maxwell
                                                           President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                            Title                    Date

/s/ H. James Maxwell, as attorney     Chairman of the Board    November 14, 1997
Leonard C. Tallerine, Jr.             Chief Executive Officer
                                      Director

/s/ H. James Maxwell, as attorney     Director                 November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney     Director                 November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                      Chief Financial Officer  November 14, 1997
Todd R. Bart

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Umbrella Point Gathering Co., L.L.C. has duly caused this Amendment
No. 1 to the Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 14th day of November, 1997.

                                            UMBRELLA POINT GATHERING CO., L.L.C.


                                               By:
                                                  H. James Maxwell
                                                  President

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                         Title                      Date

/s/ H. James Maxwell, as attorney  Chairman of the Board       November 14, 1997
Leonard C. Tallerine, Jr.          Chief Executive Officer
                                   Director

/s/ H. James Maxwell, as attorney  Director                    November 14, 1997
H. James Maxwell


/s/ H. James Maxwell, as attorney  Director                    November 14, 1997
Larry M. Wright


/s/ Todd R. Bart                   Chief Financial Officer     November 14, 1997
Todd R. Bart

  Exhibit 5.1

     November 14, 1997


PANACO, Inc.
PANACO Building
1050 West Blue Ridge Blvd.
Kansas City, Missouri  64145-1216

     Re:  Senior Notes

Dear Sirs:

     We have acted as counsel to PANACO, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 10 % Series B Senior Notes due 2004 to be registered under the Securities Exchange Act of 1933 (the "New Notes") for any and all of its outstanding 10 % Series A Senior Notes due 2004 (the "Old Notes"). The Old Notes are, and the New Notes will be, guaranteed (the "Subsidiary Guarantees," and together with the Old Notes, the "Securities") on a joint and several basis by Goldking Acquisition Corp., Goldking Companies, Inc., Goldking Oil & Gas Corp., Goldking Trinity Bay Corp., Goldking Production Company, Hill Transportation
Company, Inc. and Umbrella Point Gathering Co., L.L.C. (collectively, the "Subsidiary Guarantors"). The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture dated as of October 9, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and UMB Bank, N.A., as trustee.

     In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933 (as amended, the "Registration Statement") and such corporate records of the Company, certificates of public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and delivered in accordance with the Exchange Offer and the Indenture, (i) the New Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guarantees contained therein, and (ii) the Subsidiary Guarantees will constitute valid and binding legal obligations of the Subsidiary Guarantors.


     The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

          (a) The validity and binding effect of the New Notes and the Subsidiary Guarantees may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Indenture (including the Subsidiary Guarantees contained therein) may be limited by applicable laws or policies underlying such laws.

          (b) We are members of the bar of the States of Missouri and Kansas and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of such states and the United States of America, and we express no opinion herein with respect to the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to matters governed by New York law, we have assumed, without knowing and without making any investigation to determine, that such laws are the same as the laws of the State of Missouri.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Sincerely,

                                   SHUGHART THOMSON & KILROY, P.C.